Exhibit 99.1

FOR IMMEDIATE RELEASE

Marine Products Corporation Plans to Announce First Quarter 2011
Financial Results and Host a Conference Call on April 27, 2011

ATLANTA, April 5, 2011 – Marine Products Corporation (NYSE: MPX) announced today that it will release its financial results for the first quarter ended March 31, 2011 on Wednesday, April 27, 2011 before the market opens.  In conjunction with its earnings release, the Company will host a conference call to review the Company's financial and operating results on Wednesday, April 27, 2011 at 8:00 a.m. Eastern Time.

Individuals wishing to participate in the conference call should dial (888) 417-8525 or (719) 457-2629 for international callers, and use conference ID# 1321272.  For interested individuals unable to join via telephone, the call also will be broadcast and archived for 90 days on the Company's investor Web site at www.marineproductscorp.com.   Interested parties are encouraged to click on the webcast link 10-15 minutes prior to the start of the conference call.

Marine Products Corporation (NYSE: MPX) designs, manufactures and distributes premium-branded Chaparral sterndrive and inboard pleasure boats; Premiere Sport Yachts; and Robalo sport fishing boats, and continues to diversify its product line through product innovation and is prepared to consider strategic acquisition targets.  With premium brands, a solid capital structure, and a strong independent dealer network, Marine Products Corporation is prepared to capitalize on opportunities to increase its market share and to generate superior financial performance to build long-term shareholder value.  For more information on Marine Products Corporation visit our Web site at www.marineproductscorp.com.

For information about Marine Products Corporation or this event, please contact:

Ben Palmer
Chief Financial Officer
(404) 321-7910
irdept@marineproductscorp.com

Jim Landers
Vice President, Corporate Finance
(404) 321-2162
jlanders@marineproductscorp.com